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                                                                      EXHIBIT 23


                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61207) pertaining to the Crowley's/Steinbach 401(k) Plan of Crowley, Milner and Company of our report dated June 26, 1998, with respect to the financial statements and schedules of the Crowley, Milner and Company Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



/s/ ERNST & YOUNG LLP
Detroit, Michigan
June 29, 1998